UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2015, BioRestorative Therapies, Inc. (the “Company”) sold 1,000,000 shares of common stock of the Company to Westbury (Bermuda) Ltd. (“Westbury”), a principal shareholder of the Company, at an aggregate purchase price of $300,000.  In consideration of the purchase, the Company issued to Westbury a five year warrant for the purchase of 250,000 shares of common stock of the Company at an exercise price of $0.75 per share.

Item 3.02.	Unregistered Sales of Equity Securities.

Between January 15, 2015 and February 11, 2015, the Company issued an aggregate of 333,333 shares of common stock of the Company for an aggregate purchase price of $90,000.  In consideration of the purchases, the Company issued to the subscribers five-year warrants for the purchase of an aggregate of 133,333 shares of common stock of the Company at exercise prices ranging between $0.40 and $0.75 per share.  The warrants were valued in the aggregate at approximately $22,000.

Between January 23, 2015 and February 13, 2015, the Company issued an aggregate of 69,098 shares of common stock of the Company valued at approximately $24,000 in consideration of services rendered.

Effective February 17, 2015, the Company issued 222,245 shares of common stock of the Company in exchange for outstanding indebtedness in the approximate amount of $55,984, inclusive of accrued and unpaid interest.

See Item 1.01 above with respect to the issuance of 1,000,000 shares of common stock of the Company and a warrant for the purchase of 250,000 shares of common stock of the Company.  Such warrant was valued at approximately $40,000.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 26, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer